SECURITIES AND EXCHANGE COMMISSION

                            Washington,  DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934


                                 JUNE 12, 1997
                                Date of Report
                       (Date of earliest event reported)


                             POWERCOLD CORPORATION
            (Exact name of registrant as specified in its charter)

                                   FORMERLY

                  INTERNATIONAL CRYOGENIC SYSTEMS CORPORATION


                Nevada                33-19584              23-2582701
  (State of Incorporation)     (Commission File No.)   (IRS Employer Ident. No.)


                              103 GUADALUPE DRIVE
                              CIBOLO, TEXAS 78108
                   (Address of principal executive offices)


                                  210 659-8450
                        (Registrant's telephone number)
















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ITEM 1 - CHANGES IN CONTROL OF REGISTRANT
     None

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS
     None

ITEM 3 - BANKRUPTCY OR RECEIVERSHIP
     None

ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
     None

ITEM 5 - OTHER EVENTS

The Company and Rotary Power International, Inc. signed a Plan and Agreement of Merger on March 21, 1997 and, upon approval by the stockholders of Rotary Power International, Inc., the Transaction will be completed. Rotary Power International, Inc. is currently in the process of preparing a Proxy Statement for approval of the Plan and Agreement of Merger.

Rotary Power International, Inc.'s current and anticipated cash resources are not expected to be sufficient to enable Rotary Power International, Inc. to continue its operations in an orderly manner. Accordingly, Rotary Power International, Inc. requires additional financing in order to fund its operations until it achieves positive cash flow from the sale of its products. Therefore, the long-term future of Rotary Power International, Inc. depends on its ability to obtain additional sources of financing, and there can be no assurance that such financing can be obtained on acceptable terms or at all. Due to the uncertainties and risks of lack of financing, the Company may not continue as a "going concern" and creditors may force the Company into a reorganization under Federal Bankruptcy laws or pursue other remedies against the Company. Management of PowerCold continues to evaluate the deteriorating condition of the Company and the feasibility of the Transaction in light of current developments. If the Transaction as proposed is approved, PowerCold will evaluate whether a reorganization of Rotary Power International, Inc. under Federal Bankruptcy laws is appropriate.

ITEM 6 - RESIGNATIONS OF REGISTRANT'S DIRECTORS

Richard M. H. Thompson has declined to serve on the Board of Directors because of the following:

1) To eliminate any possible cause of conflict of interest due to the pending acquisition of Rotary Power International, Inc. by the Company.

2)  There never was a formal directors acceptance by Richard M. H. Thompson


ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
     None

ITEM 8 - CHANGE IN FISCAL YEAR
     None



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                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:   JUNE 12, 1997


     POWERCOLD CORPORATION


     /s/Francis L. Simola
     -----------------------
     Francis L. Simola
     President/CEO




































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